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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/16/2019

STEPAN COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-4462

Delaware	36-1823834
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093

(Address of principal executive offices, including zip code)

(847) 446-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each exchange on which registered
Common Stock, $1 par value	SCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05.Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective December 16, 2019, Stepan Company (the “Company”) amended and restated its Code of Conduct (the “Code”). The Code applies to all directors, officers and employees of the Company and its subsidiaries, including the Company’s principal executive officer, principal financial officer, principal accounting officer and controller.

The amended and restated Code is presented in a new format that more clearly outlines the Company’s commitment to its values and responsibility to uphold the law.  The amended and restated Code covers a greater breadth of specific topics than the prior version and includes specific references to applicable policies and procedures for Code topics.  It also provides expanded guidance on how to report potential violations of the Code and receive guidance on interpreting Code provisions.  The amended and restated Code does not materially change the responsibilities and obligations that applied to employees previously.

This summary is qualified in its entirety by reference to the full text of the amended and restated Code, which is available on the Company’s website at www.stepan.com under Investor Relations—Corporate Governance—Highlights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY
Date: December 20, 2019	By:	/s/ David Gerard Kabbes
David Gerard Kabbes
Vice President, General Counsel and Secretary